Exhibit 1.01
CONFLICT MINERALS REPORT
This Report has been prepared pursuant to Rule 13p-1 (the “Rule”) for the reporting period from January 1 to December 31, 2013. The Company is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company also provides industrial products and services to the downstream chemicals, and process and pipeline industries. The Company conducts its operations through subsidiaries, affiliates, ventures and alliances. The Company operates in more than 80 countries around the world and the corporate headquarters is in Houston, Texas.
The Company’s supply chain is both global and complex, and there are multiple tiers of suppliers between the Company and the original sources of minerals used in the Company’s products. Therefore, the Company relied on its direct suppliers to provide it information about the origin of conflict minerals in the raw materials and components it purchases for its products that it sells.
The Company is committed to the responsible sourcing of raw materials and components necessary to the production or functionality of its products for sale, and has publicly posted this policy. The policy, including the commitment to establishing a conflict-free supply chain, may be found at http://www.bakerhughes.com/company/corporate-social-responsibility/human-rights-and-security/conflict-minerals.
The Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “will,” “intend,” “anticipate,” “believe,” “ensure,” “expect,” “if,” “estimate,” “project,” “foresee,” “predict,” “outlook,” “aim,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement.
Reasonable Country of Origin Inquiry
In accordance with the Rule, the Company undertook a reasonable country of origin inquiry to determine the origin of the conflict minerals necessary to the production or functionality of the products it sells for the reporting period. The Company undertook the following as part of that inquiry:

•
identified those products which it manufactured or contracted to manufacture that it reasonably believed to contain one or more conflict minerals (defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold), by eliminating those products which were clearly not subject to the Rule, including tool rentals, service-only, chemicals, and fluids;

•	identified those suppliers which could have provided raw materials or components used in the manufacture or contract for manufacture of the products that contain necessary conflict minerals;

•	engaged the services of a third-party conflict minerals service provider to contact the identified suppliers;

•	created a supplier engagement portal;

•
requested from those suppliers confirmation of the presence of every necessary conflict minerals in the raw materials or components they supplied to the Company, and information regarding the origin of those minerals;

•	established a deadline of March 24, 2014 to provide the requested conflict minerals information and documentation;

•
followed up with unresponsive suppliers to request compliance with the Company’s requests for information and documentation, until the stated deadline by: sending at least two e-mailed messages by the Company’s third-party service provider, attempting at least one phone call by the service provider, attempting at least one phone call by the Company’s personnel, and sending at least one e-mailed message by the Company’s personnel in cases when phone contact was unsuccessful;

•	secured initial responses from 35.9% of the identified suppliers, each of which registered on the supplier engagement web portal;

•	received completed questionnaires from 34.9% of the identified suppliers; and

•	reviewed the responses compiled for each responding supplier, regarding

◦	DRC conflict-free designations from recognized industry groups,

◦	independent audits of processing facilities’ supply chains, and

◦	other certifications or audits.

The Company has also participated in both industry groups and non-governmental organizations to enable it to consider best practices and to explore opportunities to participate in responsible sourcing and supply chain transparency.
Design of Due Diligence
The Company’s due diligence program was designed in conformance with a nationally or internationally recognized due diligence framework, specifically, the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition).
Due Diligence Measures Undertaken
The Company determined that 10.5% of its identified suppliers required due diligence on source and chain of custody of the necessary conflict minerals they provided to the Company, based upon the applicability of one or more criteria:

•	reporting sourcing conflict minerals from the conflict area;

•	providing smelter or refiner data indicating sourcing from a mine located in the conflict area;

•	listed one or more smelter or refiner reported to source from a mine located in the conflict area;

•
indicated that the smelter or refiner named by the supplier passed materials through a known or suspected country for smuggling, export out of other countries, or the transit of materials containing conflict minerals; or

•	provided information about a smelter or refiner indicating the origin of the materials was not from a country known to hold reserves.
The Company undertook the following measures in its exercise of due diligence on the source and chain of custody of the necessary conflict minerals:

•	initiated follow-up contact with smelters and refiners to confirm source and chain of custody information as well as conflict status of conflict minerals by:

◦	attempting direct contact by phone at least 3 times;

◦	attempting direct contact by e-mail at least 3 times, if phone contact was unsuccessful or unavailable;

◦
if direct contact was unsuccessful or unavailable, utilizing smelter or refiner web site information, if cross-referenced by the Conflict Free Smelter Initiative list of conflict-free smelters and refiners, to determine conflict status;

◦	if direct contact was unsuccessful or unavailable, utilizing smelter or refiner web site information, to determine country of origin; and

•
undertook measures to verify the identity and existence of smelters and refiners named by responsive suppliers, through direct contact and cross-checks against internet-based smelter and refiner lists compiled by governmental and non-governmental organizations.

Independent Private Sector Audit
The Company is not subject to an independent private sector audit of the Report.
Mitigation
With respect to those products it manufactures or causes to be manufactured for sale that contain necessary conflict minerals, the Company will undertake the following steps to mitigate the risk that its necessary conflict minerals benefit armed groups:

•	continue to assess the presence of necessary conflict minerals in its supply chain;

•	continue to perform due diligence on the necessary conflict minerals supplied to it, to determine their origin;

•	continue to clearly communicate to suppliers its expectations with regard to compliance with the Company’s stated policies, performance, transparency and responsible sourcing practices;

•
engage with its suppliers to encourage their sourcing from conflict-free smelters or refiners (“SORs”) or mines, and to obtaining from their applicable SORs or mines conflict-free designations from recognized certification programs;

•	engage those of its suppliers that have not responded to its request for conflict minerals information, ultimately seeking to engage 100% of its conflict minerals suppliers, to determine

◦	the suppliers’ use of necessary conflict minerals,

◦	the country of origin of those conflict minerals,

◦	the use of scrap or recycled sources of those conflict minerals, and

◦	the source and chain of custody of those conflict minerals originating in the conflict area and not obtained from scrap or recycled sources;

•	seek, where practicable, alternative suppliers that responsibly source necessary conflict minerals, which may include sources within the conflict area that do not benefit armed groups; and

•	continue to participate in local and national industry groups, as well as non-governmental organizations, to develop best practices regarding responsible sourcing and supply chain transparency.
Products Description
The Company products that are considered to contain necessary conflict minerals include the following:

Product Description	Processing Facility	Country of Origin	Efforts to Determine Origin
Drill Bits - includes Tricone™, PDC or “diamond”, and Kymera™ hybrid drill bits used for performance drilling, hole enlargement and coring.
Completion Systems - includes products used to control the flow of hydrocarbons within a wellbore including sand control systems; liner hangers; wellbore isolation; expandable tubulars; multilaterals; safety systems; packers and flow control; and tubing conveyed perforating.
Wellbore Intervention - includes products used in existing wellbores to improve their performance including thru-tubing fishing; thru-tubing inflatables; conventional fishing; casing exit systems; production injection packers; and remedial and stimulation tools.
Intelligent Production Systems - includes products used to monitor and dynamically control the production from individual wells or fields including intelligent well systems.
Artificial Lift - includes electric submersible pump systems; progressing cavity pump systems; gas lift systems; and surface horizontal pumping systems used to lift large volumes of oil and water when a reservoir is no longer able to flow on its own.

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to fully determine each processing facility utilized to produce the conflict minerals used in each of the Company's relevant products. However, below is a listing of processing facilities for which the Company has been able to confirm the information provided by its suppliers.

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to fully determine the country of origin of the conflict minerals in each of its products, or whether the conflict minerals were from recycled or scrap sources.
The efforts to determine the origin of conflict minerals are in the section entitled “Due Diligence Measures Undertaken.”

Processing Facilities

•	5N Plus inc.

•	A&M Group, Ltd.

•	A.L.M.T. Corp.

•	ABS Industrial Resources Ltd

•	Academy Precious Metals (China) Co., Ltd.

•	Advanced Chemical Company

•	Aida Chemical Industries Co. Ltd.

•	Allgemeine Gold- und Silberscheideanstalt A.G.*

•	Almalyk Mining and Metallurgical Complex (AMMC)

•	Altantic Metals & Alloys, LLC

•	AMC Group

•	American Iron & Metal Co. Inc.

•	American National Carbide, Inc.

•	AMG Mineração S/A

•	AngloGold Ashanti Mineração Ltda*

•	Argor-Heraeus SA*

•	Asahi Pretec Corporation*

•	Asaka Riken Co Ltd

•	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*

•	ATI Tungsten Materials

•	Aurubis AG*

•	Balver Zinn Josef Jost GmbH & Co. KG

•	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

•	Boliden AB

•	Caridad

•	Cendres & Métaux SA

•	Central Bank of the DPR of Korea

•	Chaozhou Xianglu Tungsten Industry Co Ltd

•	Chengfeng Metals Co Pte Ltd

•	Chimet SpA*

•	China Minmetals Nonferrous Metals Co Ltd

•	Chongyi Zhangyuan Tungsten Co Ltd

•	Chugai Mining

•	CNMC (Guangxi) PGMA Co. Ltd.

•	Codelco

•	Colonial Metals, Inc

•	Complejo Metalurgico Vinto S.A.

•	Conghua Tantalum and Niobium Smeltry*

•	Cookson*

•	Cooper Santa

•	CSC Pure Technologies

•	CV Duta Putra Bangka

•	CV Gita Pesona

•	CV JusTindo

•	CV Makmur Jaya

•	CV Nurjanah

•	CV Prima Timah Utama

•	CV Serumpun Sebalai

•	CV United Smelting

•	DAECHANG Co., Ltd.

•	Daejin Indus Co. Ltd

•	DaeryongENC

•	Dayu Weiliang Tungsten Co., Ltd.

•	Do Sung Corporation

•	DODUCO GmbH

•	Dowa*

•	Duoluoshan*

•	Eldorado Gold Corporation

•	EM Vinto

•	ERAMET

•	ESG Edelmetall-Service GmbH & Co. KG

•	Ethiopian Minerals Development Share Company

•	Exotech Inc.*

•	F&X*

•	Feinhütte Halsbrücke GmbH

•	Fenix Metals

•	Foshan Nanhai Tong Ding Metal Company. Ltd.

•	FSE Novosibirsk Refinery*

•	Fujian Jinxin Tungsten Co., Ltd.*

•	Gannon & Scott

•	Ganzhou Grand Sea W & Mo Group Co Ltd

•	Ganzhou Jiangwu Ferrotungsten Co., Ltd.

•	Ganzhou NSIET Co., Ltd

•	Geiju Non-Ferrous Metal Processing Co. Ltd.*

•	Gejiu Zi-Li

•	Global Advanced Metals*

•	Global Tungsten & Powders Corp*

•	Gold Bell Group

•	Guangdong Mingfa Precious Metals Co., Ltd.

•	H.C. Starck GmbH*

•	Harmony Gold Mining Company Limited

•	HC Starck GmbH*

•	Heimerle + Meule GmbH

•	Henan Lingbao Jinyuan Mining Co., Ltd.

•	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd

•	Henan Zhongyuan Gold Smelter Co.,Ltd.

•	Heraeus Ltd Hong Kong*

•	Heraeus Precious Metals GmbH & Co. KG*

•	Hi-Temp*

•	Huichang Jinshunda Tin Co. Ltd

•	Hunan Chenzhou Mining Group Co

•	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.

•	Hwasung CJ Co. Ltd

•	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*

•	Is Supplier

•	Ishifuku Metal Industry Co., Ltd.*

•	Istanbul Gold Refinery*

•	Japan Mint

•	Japan New Metals Co Ltd

•	Jean Goldschmidt International

•	Jiangxi Copper Company Limited

•	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.

•	Jiangxi Nanshan

•	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp

•	Jiangxi Tungsten Industry Group Co Ltd

•	Jinlong Copper Co., Ltd.

•	JiuJiang JinXin Nonferrous Metals Co. Ltd.

•	JiuJiang Tambre Co. Ltd.*

•	Johnson Matthey Inc*

•	Johnson Matthey Limited*

•	JSC Ekaterinburg Non-Ferrous Metal Processing Plant

•	JSC Uralectromed

•	JX Nippon Mining & Metals Co., Ltd*

•	Kai Unita Trade Limited Liability Company

•	Kanto Denka Kogyo Co. Ltd.

•	Kazzinc Ltd

•	Kemet Blue Powder*

•	Kennametal Inc.*

•	Kennecott Utah Copper LLC*

•	King-Tan Tantalum Industry Ltd

•	Kojima Chemicals Co. Ltd*

•	Korea Metal Co. Ltd

•	Kyrgyzaltyn JSC

•	L' azurde Company For Jewelry

•	Linwu Xianggui Smelter Co

•	Liuzhou China Tin

•	LMS Brasil S.A.*

•	LS-Nikko Copper Inc*

•	Malaysia Smelting Corporation (MSC)*

•	Materion*

•	Matsuda Sangyo Co. Ltd*

•	Metal Do Co., Ltd.

•	Metallo Chimique

•	Metalor Technologies (Hong Kong) Ltd*

•	Metalor Technologies SA*

•	Metalor USA Refining Corporation*

•	Met-Mex Peñoles, S.A.

•	Midwest Tungsten Service

•	Mineração Taboca S.A.*

•	Minmetals Ganzhou Tin Co. Ltd.

•	Minsur*

•	Mi-Tech Metals, Inc.

•	Mitsubishi Materials Corporation*

•	Mitsui Kinzoku Co., Ltd.

•	Mitsui Mining and Smelting Co., Ltd.*

•	Moscow Special Alloys Processing Plant

•	N.E.Chemcat Corporation

•	Nadir Metal Rafineri San. Ve Tic. A.S.*

•	Nankang Nanshan Tin Co., Ltd.

•	Nathan Trotter & Co. Inc

•	Navoi Mining and Metallurgical Combinat

•	Nihon Material Co. LTD*

•	Nihon Material Corporation

•	Ningxia Orient Tantalum Industry Co., Ltd.*

•	Niotan

•	NIPPON TUNGSTEN CO., LTD.

•	Nittetsu Mining Co., Ltd.

•	North American Tungsten Corporation Ltd.

•	Novosibirsk Integrated Tin Works

•	O. M. Manufacturing Philippines, Inc.

•	Ohio Precious Metals LLC.*

•	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)

•	OJSC Kolyma Refinery

•	OMSA*

•	PAMP SA*

•	Pan Pacific Copper Co. LTD

•	Plansee*

•	PM Recovery Inc.

•	Precious Metal Sales

•	Prioksky Plant of Non-Ferrous Metals

•	PT Alam Lestari Kencana

•	PT Aneka Tambang (Persero) Tbk

•	PT Artha Cipta Langgeng

•	PT Babel Inti Perkasa

•	PT Babel Surya Alam Lestari

•	PT Bangka Kudai Tin

•	PT Bangka Putra Karya

•	PT Bangka Timah Utama Sejahtera

•	PT Bangka Tin Industry

•	PT Belitung Industri Sejahtera

•	PT BilliTin Makmur Lestari

•	PT Bukit Timah*

•	PT DS Jaya Abadi

•	PT Eunindo Usaha Mandiri

•	PT Fang Di MulTindo

•	PT HP Metals Indonesia

•	PT Indra Eramulti Logam Industri

•	PT Karimun Mining

•	PT Koba Tin

•	PT Mitra Stania Prima

•	PT Panca Mega

•	PT Refined Banka Tin

•	PT Sariwiguna Binasentosa

•	PT Seirama Tin investment

•	PT Stanindo Inti Perkasa

•	PT Sumber Jaya Indah

•	PT Tambang Timah

•	PT Timah

•	PT Timah Nusantara

•	PT Tinindo Inter Nusa

•	PT Tommy Utama

•	PT Yinchendo Mining Industry

•	PX Précinox SA*

•	Rand Refinery (Pty) Ltd*

•	RFH*

•	Royal Canadian Mint*

•	Rui Da Hung Co.

•	Sabin Metal Corp.

•	SAMWON METALS Corp.

•	Sandvik Material Technology

•	Schone Edelmetaal

•	SEMPSA Joyeria Plateria SA*

•	Shandong Zhaojin Gold & Silver Refinery Co. Ltd

•	Shanghai Jiangxi Metals Co., Ltd.

•	Shunda Huichang Kam Tin Co., Ltd.

•	Sichuan Metals & Materials Imp & Exp Co

•	So Accurate Refining Services

•	SOE Shyolkovsky Factory of Secondary Precious Metals

•	Soft Metals Ltda

•	Solar Applied Materials Technology Corp.*

•	SOLAR GOLD Aranykereskedelmi es Szolgaltato Zartkoruen Mukodo Reszvenytarsasag

•	Solikamsk Metal Works*

•	Sumitomo Metal Mining Co. Ltd.*

•	Suzhou Xingrui Noble

•	Taicang Nancang Metal Material Co., Ltd.

•	Taki Chemicals*

•	Tanaka Kikinzoku Kogyo K.K.*

•	Tantalite Resources*

•	Tejing (Vietnam) Tungsten Co Ltd*

•	Telex*

•	Thaisarco*

•	The Great Wall Gold and Silver Refinery of China

•	The Hutti Gold Mines Company Limited

•	The Refinery of Shandong Gold Mining Co. Ltd

•	ThyssenKrupp Metallurgical Products GmbH

•	Tokuriki Honten Co. Ltd*

•	TongLing Nonferrous Metals Group Holdings Co., Ltd.

•	Torecom

•	Ulba*

•	Umicore Brasil Ltda

•	Umicore SA Business Unit Precious Metals Refining*

•	United Precious Metal Refining, Inc.*

•	Valcambi SA*

•	Voss Metals Company, Inc.

•	Western Australian Mint trading as The Perth Mint*

•	Westfalenzinn

•	Westmetall

•	White Solder Metalurgia*

•	Wolfram Bergbau und Hütten AG*

•	Wolfram Company CJSC*

•	Xiamen Golden Egret Special Alloy Co. Ltd., China

•	Xiamen Tungsten Co Ltd*

•	Xstrata Canada Corporation*

•	Yamamoto Precious Metal Co., Ltd.

•	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.

•	Yifeng Tin Industry (Chenzhou) Co Ltd

•	Yokohama Metal Co Ltd

•	Yoo Chang Metal Inc.

•	Yunnan Chengfeng

•	Yunnan Tin Company Limited*

•	Zhe Jiang Guang Yuan Noble Metal Smelting Factory

•	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*

•	Zhuzhou Cement Carbide*

•	Zhuzhou Cemented Carbide Group Co Ltd

•	Zijin Mining Group Co. Ltd*

*	Smelter certified as conflict-free by the Conflict-Free Smelter Program or an equivalent independent third-party certification program during the 2013 calendar year.